Grant Park Fund

Class A, B, Legacy 2, Global 2 and Global 3 Units

Monthly Performance Report • September 2013



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: September 2013

Currencies: The U.S. dollar declined sharply against global counterparts after the Federal Reserve implied monetary stimulus may continue into 2014. The Canadian dollar rallied due to increases in commodity prices and in anticipation ongoing quantitative easing in the U.S. will benefit the Canadian economy. The British pound strengthened as economic indicators provided support for a bullish economic outlook.

Energy: Crude oil markets rallied sharply during early September over fears a possible intervention by the U.S. in the Syrian conflict could disrupt Middle Eastern supplies. As the likelihood of U.S. involvement fell, concerns began to ease and drove crude oil prices sharply lower. Forecasts for weak industrial demand added further pressure and caused crude oil prices to finish the month lower.

Equities: Global equity markets rallied on upbeat economic data in Europe and hopes for ongoing stimulus in the U.S.

Fixed Income: U.S. Treasury markets finished higher as uncertainty surrounding the U.S. fiscal policy decisions shifted investor focus towards safe-haven debt instruments. German Bund markets finished lower due to losses fostered by sharp rallies in the global equity markets and early-month bullish economic data in the U.S.

Grains/Foods: Corn and soybean prices fell over 10% as U.S. Department of Agriculture data forecasted stronger-than-expected supplies. Wheat markets rallied due to strong U.S. exports data. Cocoa markets moved higher because of increased global demand and unfavorable weather conditions in West Africa.

Metals: Precious metals markets fell as investors liquidated dollar-hedging assets in anticipation U.S. policy makers will continue quantitative easing initiatives. Conversely, base metals markets moved sharply higher as speculators believed ongoing stimulus would bode well for industrial production.

A Units (Closed to New Investment)

2000	2001	2002	2003	2004	2005	2006	2007	2008
11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	**-9.2%**
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%				**-8.3%**

B Units (Closed to New Investment)

2003	2004	2005	2006	2007	2008
7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	**-9.9%**
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%				**-8.7%**

Legacy 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-1.6%	1.6%	-3.1%	-1.1%	1.3%	1.2%	-2.4%	4.0%	-3.2%	**-3.6%**
2010	-7.8%	0.8%	4.1%	1.7%	-3.5%	-0.1%	-1.5%	2.8%	3.2%	4.3%	-2.3%	4.6%	**5.7%**
2011	-0.4%	2.3%	-2.2%	3.8%	-6.6%	-3.7%	3.2%	-1.7%	-1.6%	-4.4%	-0.4%	0.1%	**-11.4%**
2012	0.2%	1.0%	-2.0%	0.2%	6.2%	-4.6%	3.7%	-1.1%	-1.9%	-5.5%	-0.5%	0.7%	**-4.3%**
2013	1.6%	-2.7%	1.4%	1.2%	-2.7%	-2.9%	-0.1%	-2.1%	-0.7%				**-6.9%**

Global 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.1%	-3.2%	3.6%	-4.2%	**-4.6%**
2010	-7.8%	0.7%	3.6%	1.5%	-2.2%	0.3%	-2.5%	2.7%	1.9%	3.7%	-2.2%	3.6%	**2.6%**
2011	-0.8%	2.0%	-1.9%	2.9%	-6.5%	-3.4%	3.1%	-1.3%	-1.4%	-4.0%	-0.4%	0.0%	**-11.4%**
2012	0.4%	0.9%	-2.0%	0.3%	6.3%	-4.6%	3.8%	-1.2%	-1.9%	-5.4%	-0.5%	0.7%	**-3.5%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%	0.0%	-2.0%	-0.6%				**-6.4%**

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	**-6.0%**
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%				**-7.7%**

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

A, B and Legacy Units

Trading Performance by Sector


6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
September
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
33%	7%	30%	14%	13%	3%

Global Units

Trading Performance by Sector


6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
September
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
33%	7%	30%	14%	13%	3%

Sector Positions at Month-End


Commodities 23%
Financials 77%
Energies 7%
Grains 13%
Metals 3%
Currencies 33%
Equities 30%
Fixed Income 14%
Sep 12
Oct 12
Nov 12
Dec 12
Jan 13
Feb 13
Mar 13
Apr 13
May 13
Jun 13
Jul 13
Aug 13
Sep 13
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	2	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	5.63%	5.03%	6.97%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - September 2013	
Total Fund Assets (A,B, Legacy, Global)	$481M
12-Month Return	-13.5%
Average 12-Month Return	15.9%
36-Month Cumulative Return	-20.3%
60-Month Cumulative Return	-22.7%
Compounded Annualized ROR	11.4%
3-Year Compounded Annualized ROR	-7.3%
5-Year Compounded Annualized ROR	-5.0%
10-Year Compounded Annualized ROR	0.1%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (1/09 - 9/13)	-28.9%
Average 1-month Gain	6.3%
Average 1-month Loss	-4.1%
# of Winning Months	151
# of Losing Months	146

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] October 2003 - September 2013		
↑↓	Moved in Opposite Directions	43%
↑↑	Positive Results for Both	34%
↓↓	Negative Results for Both	23%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.